SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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AMERISTAR CASINOS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERISTAR CASINOS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 17, 2005

To the Stockholders of Ameristar Casinos, Inc.

      The Annual Meeting of Stockholders of Ameristar Casinos, Inc. will be held at 2:00 p.m. (local time) on Friday, June 17, 2005, at the Venetian Hotel, 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109, for the following purposes:

1.	To elect one Class A Director to serve for a three-year term;

2.	To approve an amendment to the Company’s Amended and Restated 1999 Stock Incentive Plan; and

3.	To transact any other business that may properly come before the meeting or any adjournments or postponements thereof.

      A proxy statement containing information for stockholders is annexed hereto and a copy of the Annual Report of the Company for the year ended December 31, 2004 is enclosed herewith.

      The Board of Directors has fixed the close of business on May 2, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

      Whether or not you expect to attend the meeting in person, please date and sign the accompanying proxy card and return it promptly in the envelope enclosed for that purpose.

By order of the Board of Directors

CRAIG H. NEILSEN
President and Chief Executive Officer

Las Vegas, Nevada

April 29, 2005

AMERISTAR CASINOS, INC.

3773 Howard Hughes Parkway
Suite 490 South
Las Vegas, Nevada 89109
(702) 567-7000

PROXY STATEMENT

GENERAL INFORMATION

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameristar Casinos, Inc. (“ACI” or the “Company”), a Nevada corporation, for use only at its Annual Meeting of Stockholders to be held on Friday, June 17, 2005, or any adjournments or postponements thereof (the “Annual Meeting”). It is anticipated that this proxy statement and accompanying proxy card will first be mailed to stockholders on or about May 20, 2005.

      Shares may not be voted unless the signed proxy card is returned or other specific arrangements are made to have shares represented at the meeting. Any stockholder of record giving a proxy may revoke it at any time before it is voted by filing with the Secretary of ACI a notice in writing revoking it, by duly executing a proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to revoke the proxy and vote the shares in person. Stockholders whose shares are held in street name should consult with their brokers or other nominees concerning procedures for revocation. Subject to such revocation, all shares represented by a properly executed proxy card will be voted as directed by the stockholder on the proxy card. If no choice is specified, proxies will be voted “for” the election as Director of the person nominated by the Board of Directors and “for” the approval of the amendment to the Amended and Restated 1999 Stock Incentive Plan.

      In addition to soliciting proxies by mail, Company officers, Directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. The total cost of solicitation of proxies will be borne by ACI. Although there are no formal agreements to do so, it is anticipated that ACI will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding any proxy soliciting materials to their principals.

      Only stockholders of record at the close of business on May 2, 2005 are entitled to receive notice of and to vote at the Annual Meeting. As of March 31, 2005, the Company had 27,844,607 shares of Common Stock outstanding, which constituted all of the outstanding voting securities of the Company. Each share outstanding on the record date is entitled to one vote on each matter. A majority of the shares of Common Stock outstanding on the record date and represented at the Annual Meeting in person or by proxy will constitute a quorum for the transaction of business.

      Directors are elected by a plurality of votes cast. Stockholders may not cumulate their votes in the election of directors. Under Nevada law, the affirmative vote of a majority of the votes actually cast on the proposal to approve the amendment to the Amended and Restated 1999 Stock Incentive Plan and generally on any other proposal that may be presented at the Annual Meeting will constitute the approval of the stockholders. Such approval will also satisfy the requirements of the Nasdaq Stock Market, Inc. for the continued designation of the Common Stock as a National Market Security and the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to the deductibility of certain compensation paid to executive officers.

      A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal or matter, and so notifies the Company, because the nominee does not have discretionary voting power with respect to that proposal or matter and has not received voting instructions from the beneficial owner. Abstentions and broker “non-votes” will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted in any of the matters being voted upon at the Annual Meeting. Thus, abstentions and broker “non-votes” will have no effect on the election of Director or the vote on the proposal to approve the amendment to the Amended and Restated 1999 Stock Incentive Plan.

      Craig H. Neilsen, the Chairman of the Board, President and Chief Executive Officer of the Company, owns 15,479,200 shares of the Company’s Common Stock, which represented approximately 55.6% of the voting power of the Company as of March 31, 2005. Mr. Neilsen intends to vote all such shares “for” the election as Director of the person nominated by the Board of Directors and the approval of the amendment to the Amended and Restated 1999 Stock Incentive Plan. Mr. Neilsen’s vote by itself will be sufficient to cause the election of the Director nominated by the Board of Directors and the approval of such amendment.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

Information Concerning the Nominee

      The Company’s Articles of Incorporation provide that the Board of Directors shall be classified, with respect to the time for which the Directors severally hold office, into three classes, as nearly equal in number as possible as the total number of Directors constituting the entire Board permits. The Board of Directors is authorized to fix the number of Directors from time to time at not less than three and not more than 15. The authorized number of Directors is currently fixed at seven. Of the seven incumbent Directors, two are Class A Directors whose terms are expiring in 2005.

      In January 2005, the Board of Directors nominated Larry A. Hodges and W. Bruce Turner, the two incumbent Class A Directors, to be elected for a term expiring at the 2008 Annual Meeting of Stockholders and until such person’s successor has been duly elected and qualified, or until his earlier death, resignation or removal. On April 11, 2005, Mr. Turner advised the Company that, due to an increase in his responsibilities as Chief Executive Officer of GTECH Holdings Corporation, he has decided not to stand for re-election as a Class A Director of the Company. Mr. Turner will continue to serve as a Class A Director and member of the Audit Committee of the Board of Directors until the expiration of his current term at the Annual Meeting. Accordingly, the only person being nominated by the Board of Directors for election as a Class A Director is Mr. Hodges.

      The Board of Directors has no reason to believe that its nominee will be unable or unwilling to serve if elected. However, should the nominee named herein become unable or unwilling to accept nomination or election, the persons named as proxies will vote instead for such other person as the Board of Directors may recommend.

      Biographical information concerning the nominee and the other Directors of the Company is set forth under the caption “Directors and Executive Officers.” See “Security Ownership of Certain Beneficial Owners and Management” for information regarding each such person’s holdings of Common Stock.

      The Board of Directors recommends a vote “FOR” the election of the above-named nominee as Director.

Directors and Executive Officers

      The following sets forth certain information as of April 15, 2005 with regard to each of the Directors and executive officers of the Company. The terms of office of the Class A, B and C Directors expire in 2005, 2006 and 2007, respectively.

Name	Age	Position

Craig H. Neilsen	63	Chairman of the Board, President, Chief Executive Officer and Class C Director
Gordon R. Kanofsky	49	Executive Vice President
Thomas M. Steinbauer	54	Senior Vice President of Finance, Chief Financial Officer, Treasurer, Secretary and Class B Director
Angela R. Frost	40	Senior Vice President of Operations
Peter C. Walsh	48	Senior Vice President and General Counsel
Larry A. Hodges†	56	Class A Director
Joseph E. Monaly*	69	Class C Director
Leslie Nathanson Juris†	58	Class B Director
J. William Richardson*†	57	Class C Director
W. Bruce Turner*	45	Class A Director

*	Member of the Audit Committee.

†	Member of the Compensation Committee.

      Mr. Neilsen has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since its inception in August 1993. Since May 1984, Mr. Neilsen has been the President and Chairman of the Board of Directors of Cactus Pete’s, Inc. (“CPI”), a predecessor and now a subsidiary of the Company. Mr. Neilsen has also been the President and sole director of each of the Company’s other subsidiaries since its inception. Mr. Neilsen has been actively involved in the development and operation of all of the Company’s properties for more than 18 years. Mr. Neilsen also owns a controlling interest in several other closely held entities unrelated to the business of the Company, most of which are engaged in real estate development and management operations. Since 1987, Mr. Neilsen has devoted substantially all of his business time to the affairs of the Company.

      Mr. Kanofsky joined the Company in September 1999 and has been Executive Vice President since March 2002 after initially serving as Senior Vice President of Legal Affairs. Mr. Kanofsky was in private law practice in Washington, D.C. and Los Angeles, California from 1980 to September 1999. While in private practice, Mr. Kanofsky represented the Company beginning in 1993. Mr. Kanofsky also represented several other gaming industry clients while in private practice. Mr. Kanofsky is a graduate of the Duke University School of Law and holds an undergraduate degree from Washington University in St. Louis.

      Mr. Steinbauer has been Senior Vice President of Finance of the Company since 1995 and Treasurer and a Director since its inception. Mr. Steinbauer was appointed as Secretary of the Company in June 1998 and as Chief Financial Officer in July 2003. He served as Vice President of Finance and Administration and Secretary of the Company from its inception until 1995. Mr. Steinbauer has 30 years of experience in the gaming industry in Nevada and elsewhere. From April 1989 to January 1991, Mr. Steinbauer was Vice President of Finance of Las Vegas Sands, Inc., the owner of the Sands Hotel & Casino in Las Vegas. From August 1988 to April 1989, he worked for McClaskey Enterprises as the General Manager of the Red Lion Inn & Casino, handling the day-to-day operations of seven hotel and casino properties in northern Nevada. Mr. Steinbauer was Property Controller of Bally’s Reno from 1987 to 1988. Prior to that time, Mr. Steinbauer was employed for 11 years by the Hilton Corporation and rose from an auditor to be the Casino Controller of the Flamingo Hilton in Las Vegas and later the Property Controller of the Reno Hilton. Mr. Steinbauer holds Bachelor of Science degrees in Business Administration and Accounting from the University of Nebraska-Omaha.

      Ms. Frost was promoted to Senior Vice President of Operations of the Company in January 2002 and is responsible for overseeing the Company’s operations as well as the operational aspects of the Company’s construction projects. Ms. Frost has been with the Company or its predecessor, CPI, in various capacities since 1984. Most recently, Ms. Frost was Vice President of Hotel Operations since joining the corporate office in January 2001. Ms. Frost served as the Senior Vice President and General Manager of The Reserve Hotel & Casino in Henderson, Nevada from 1997 until its sale by the Company in January 2001, and was the General Manager of the Company’s Jackpot properties from 1995 until moving to The Reserve in 1997. Ms. Frost served in various capacities at the Jackpot properties prior to becoming the General Manager.

      Mr. Walsh joined the Company as Senior Vice President and General Counsel in April 2002. From June 2001 to April 2002, he was in private law practice in Las Vegas, Nevada. Mr. Walsh was Assistant General Counsel of MGM MIRAGE from June 2000 to June 2001, also serving as Vice President of that company from December 2000 to June 2001. He was Assistant General Counsel of Mirage Resorts, Incorporated from 1992 until its acquisition by MGM MIRAGE in May 2000. Mr. Walsh is a graduate of UCLA School of Law and holds an undergraduate degree from Loyola Marymount University in Los Angeles.

      Mr. Hodges became a Director of the Company in March 1994. Since July 2003, he has been a Managing Director of RKG Osnos Partners, LLC, a privately held management firm. Mr. Hodges has more than 35 years’ experience in the retail food business. He was President and Chief Executive Officer of Mrs. Fields Original Cookies, Inc. from April 1994 to May 2003, after serving as President of Food Barn Stores, Inc. from July 1991 to March 1994. From February 1990 to October 1991, Mr. Hodges served as president of his own company, Branshan Inc., which engaged in the business of providing management consulting services to food makers and retailers. Earlier, Mr. Hodges was with American Stores Company for 25 years, where he rose to the position of President of two substantial subsidiary corporations. Mr. Hodges’ first management position was Vice President of Marketing for Alpha Beta Co., a major operator of grocery stores in the West.

      Mr. Monaly became a Director of the Company in April 2001. Mr. Monaly retired in 1989 as an audit partner with Arthur Andersen LLP, where he had international responsibility for the firm’s gaming industry practice. He has over 30 years’ experience in auditing and consulting with gaming companies. He co-authored with leaders of the industry the first authoritative audit and accounting guide for gaming under the auspices of the American Institute of Certified Public Accountants. He has served on various commissions and municipal task forces since his retirement from public accounting. Mr. Monaly is a graduate of the University of Southern California, where he earned a Bachelor of Science degree in Accounting.

      Ms. Nathanson Juris became a Director of the Company in May 2003. She has over 25 years of experience as a consultant in the areas of implementing strategy and managing complex organizational change. She works with executives to develop strategy, structure, succession, culture and practices to improve organizational performance. Since June 1999, she has been President of Nathanson/ Juris Consulting, where she advises executives of both publicly and privately held companies in a broad range of industries. From 1994 to June 1999, she was Managing Partner of Roberts, Nathanson & Wolfson Consulting, Inc. (now known as RNW Consulting), a management consulting firm. Ms. Nathanson Juris holds a Bachelor of Science degree from Tufts University, a Master of Arts degree specializing in management and education from Northwestern University and a Ph.D. degree specializing in organizational behavior from Northwestern University.

      Mr. Richardson was elected by the Board of Directors as a Director of the Company in July 2003. He has over 30 years’ experience in the hotel industry. Since February 2004, Mr. Richardson has been Chief Financial Officer of Interstate Hotels & Resorts, Inc. (“IHR”), the nation’s largest independent hotel management company. IHR manages more than 300 hotels for third-party owners, including REITs, institutional real estate owners and privately held companies. From 1988 to July 2002, he held several executive finance positions with Interstate Hotels Corporation (a predecessor of IHR), most recently Vice Chairman/ Chief Financial Officer. Mr. Richardson began his hotel finance career in 1970 as Hotel Controller with Marriott Corporation, then became Vice President and Corporate Controller of Interstate Hotels Corporation in 1981, and Partner and Vice President of Finance with the start-up hotelier Stormont Company in 1984, before re-joining Interstate Hotels in 1988. Mr. Richardson holds a Bachelor of Arts degree in Business/ Finance from the University of Kentucky.

      Mr. Turner became a Director of the Company in May 2001. Since October 1999, Mr. Turner has served as a director of GTECH Holdings Corporation, a supplier of online lottery systems and services, and he has served as GTECH’s President and Chief Executive Officer since August 2002. He served as its Chairman of the Board from June 2000 through August 2002 and its President, Chief Executive Officer and Chief Operating Officer from July 2000 to March 2001. Prior to joining GTECH, Mr. Turner worked as an investment analyst in the gaming and leisure industry, most recently as a Managing Director with Salomon Smith Barney (previously Salomon Brothers), which he joined in 1994 as a Vice President of Equity Research. Prior to joining Salomon Smith Barney, Mr. Turner served as the Director of Leisure Equity Research with Raymond James & Associates, a regional financial institution in St. Petersburg, Florida. Mr. Turner is a graduate of the U.S. Military Academy at West Point. He also received a Masters degree in Management and Supervision from Central Michigan University and a Masters in Business Administration degree from the University of Tampa.

      As noted under “Information Concerning the Nominee” above, Mr. Turner has decided not to stand for re-election as a Class A Director. Accordingly, his term will end at the Annual Meeting.

      Officers serve at the discretion of the Board of Directors.

Key Personnel

      The table below sets forth certain information as of April 15, 2005 about key management personnel of the Company.

Name	Age	Position

Ursula Conway	49	Chief Information Officer
Richard deFlon	51	Senior Vice President of Design
Paul Eagleton	41	Chief Marketing Officer
Thomas Malone	46	Vice President of Finance and Controller
Alan Rose	56	Senior Vice President of Construction

      Ms. Conway joined the Company in 2000 as Vice President of Information Technology and was promoted to Chief Information Officer in November 2002. In this position, she is responsible for overseeing the information technology needs of the Company and its subsidiaries. Ms. Conway led the information technology systems conversion of Ameristar Casino Hotel Kansas City and Ameristar Casino St. Charles following the acquisition of those properties in 2000 and also played an integral role in the opening of the new Ameristar Casino St. Charles in August 2002. Prior to joining the Company, Ms. Conway held several positions with Mirage Resorts, Incorporated and consulted with Resources Connection, Arthur Young and Coopers & Lybrand. In her previous positions, Ms. Conway led major software development efforts, restructured IT service organizations, opened major gaming properties (Treasure Island and Bellagio), and prepared tactical and strategic technology plans for an assortment of companies. Ms. Conway, a certified public accountant, holds a Bachelor of Science degree in Management Information Systems from the University of Arizona, where she now serves on the MIS Department Board of Advisors.

      Mr. deFlon joined the Company as Senior Vice President of Design in October 2001. He is responsible for overseeing all aspects of project design for the Company’s properties and is also involved in various other development opportunities for the Company. Prior to joining the Company, Mr. deFlon was a principal partner of Devine deFlon Yaeger, Inc., an architectural firm. Prior to leading Devine deFlon Yaeger, Mr. deFlon served as a Vice President and Director of Sports Practice at the leading architectural and design firm Ellerbe Becket. Prior to his association with Ellerbe Becket, Mr. deFlon was a founding principal and Senior Vice President at the architectural and design firm HOK’s Sports Facilities Group. In his previous positions, Mr. deFlon played a leading role in the design of such projects as the MGM Grand Garden Arena in Las Vegas, the Olympic Stadium in Atlanta, Georgia and Oriole Park at Camden Yards in Baltimore, Maryland. Mr. deFlon holds Bachelor of Science degrees in Architecture and Environmental Design from the University of Kansas.

      Mr. Eagleton joined the Company in 1999 as Vice President of Marketing and was promoted to Chief Marketing Officer in June 2002. Before joining the Company, he served from 1995 to 1999 as Senior Vice President of Television Marketing for Rysher Entertainment, then a division of Cox Broadcasting. He has also held marketing and sales positions with ITC Entertainment (Polygram/Universal), Fox Broadcasting and American Motors (Chrysler). Mr. Eagleton earned a Masters in Business Administration degree in Marketing from the University of Michigan, Ann Arbor, and an undergraduate degree from the University of California, Los Angeles.

      Mr. Malone became the Company’s Vice President of Finance and Controller in July 2002. In such capacity, he is the Company’s chief accounting officer and responsible for the accounting and financial reporting functions of the Company and its subsidiaries. Mr. Malone joined the Company in June 2001 as Director of Internal Audit. Prior to joining the Company, he was a partner with KPMG, a “big-four” public accounting and consulting firm with extensive international clientele. Mr. Malone has more than 15 years of domestic and international experience in audit and assurance-related services within the hospitality, construction and real estate industries. Mr. Malone has a Bachelor of Science degree in Accounting from the University of Illinois.

      Mr. Rose joined the Company as Senior Vice President of Construction in May 2001 and is responsible for directing construction activities at all of the Company’s properties. Mr. Rose has more than 30 years of construction management experience in the hospitality and entertainment industries. Prior to joining the Company, he was Vice President of Walt Disney Imagineering and managed major projects ranging in size from $100 million to $300 million. He has been involved in the concept, design and construction of hotels and resorts in Florida and California, including the Grand California Hotel and Downtown Disney, the Coronado Springs Hotel, City of Celebration, BoardWalk Inn and Villas, the Disney Institute and Villas at Vero Beach Resort, as well as the Hilton Head Island Resort in South Carolina. Mr. Rose has a Bachelor of Science degree in Civil Engineering from The Ohio State University.

Board of Directors and Committees

      Directors are elected to serve staggered three-year terms and until their successors are duly elected and qualified. Each Director who is not employed by the Company (referred to as an “Outside Director”) receives an annual Director’s fee of $30,000, paid quarterly, plus $3,500 for each Board meeting (and each Board committee meeting held other than in conjunction with a Board meeting) attended in person. The Chairman of the Audit Committee receives an additional annual fee of $10,000, paid quarterly, for service in such capacity. Pursuant to the Company’s 2002 Non-Employee Directors’ Stock Election Plan, each Outside Director may elect to be paid all or a portion of his or her Director’s fee in shares of the Company’s Common Stock in lieu of cash.

      The Board has adopted a general policy of granting options to purchase 10,000 shares of Common Stock to each new Outside Director who joins the Board and options to purchase 7,500 shares of Common Stock to each Outside Director on the date of each annual meeting of stockholders so long as such Outside Director has held such position for at least six months. All options granted pursuant to the policy vest on the first anniversary of the grant date. The Company also reimburses each Outside Director for reasonable out-of-pocket expenses incurred in his or her capacity as a member of the Board or its committees. No payments are made for participation in telephonic meetings of the Board or its committees or actions taken in writing. The Board held five meetings during 2004.

      The Board of Directors has determined that Messrs. Hodges, Monaly, Turner and Richardson, and Ms. Nathanson Juris, are “independent,” as such term is defined in Rule 4200(a)(15) of The Nasdaq Stock Market, Inc.’s listing requirements.

      Stockholders may communicate with the Board of Directors or individual Directors by mail addressed to the same at the Company’s principal office in Las Vegas. The Company transmits such communications directly to the Director(s) without screening them.

      The Audit Committee consists of Messrs. Monaly, Richardson and Turner, with Mr. Monaly serving as Chairman of the Committee. The Board of Directors has determined that Messrs. Monaly and Richardson are “audit committee financial experts,” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Board of Directors has adopted a written charter for the Audit Committee, and reviews and reassesses the adequacy of the charter on an annual basis. The functions of the Audit Committee include selecting the Company’s independent public accountants and approving the terms of their engagement, approving the terms of any other services to be rendered by the independent public accountants, discussing with the independent public accountants the scope and results of their audit, reviewing the Company’s audited financial statements, considering matters pertaining to the Company’s accounting policies, reviewing the adequacy of the Company’s system of internal control and providing a means for direct communication between the independent public accountants and the Board of Directors. The Audit Committee has not adopted a pre-approval policy with respect to any general classes of audit or non-audit services of the independent public accountants. The Audit Committee’s policy is that all proposals for specific services must be approved by the Audit Committee or by the Chairman of the Committee pursuant to delegated authority. The Audit Committee held four meetings during 2004.

      The Compensation Committee consists of Messrs. Richardson and Hodges and Ms. Nathanson Juris, with Mr. Richardson serving as Chairman of the Committee. The Board of Directors has adopted a written charter for the Compensation Committee. The functions of the Compensation Committee include reviewing and approving compensation for the Chief Executive Officer and other executive officers, reviewing and making recommendations with respect to the executive compensation and benefits philosophy and strategy of the Company, administering the Company’s stock-based incentive compensation plans and selecting participants for the Company’s Deferred Compensation Plan. The Compensation Committee held six meetings during 2004.

      The Company has no nominating committee or committee performing similar functions because it believes that a nominating committee would only add an unnecessary extra layer of corporate governance. Nominations of directors are made by the entire Board of Directors, five of the seven of whom are independent as described above. While the listing requirements of The Nasdaq Stock Market, Inc. generally require nominations to be made by an independent committee or a majority of the independent Directors, the Company is exempt from such requirement as a “controlled company” by virtue of Mr. Neilsen’s ownership of a majority of the Company’s voting power.

      The Board of Directors has not adopted a formal policy with respect to consideration of any Director candidates recommended by stockholders. The Company believes that such a policy is unnecessary because it does not limit the sources from which it may receive nominations. The Board of Directors will consider candidates recommended by stockholders. Stockholders may submit such recommendations by mail to the attention of the Board of Directors or the Secretary of the Company at the Company’s principal office in Las Vegas. The Board of Directors has not established any specific minimum qualifications that must be met by a nominee for a position on the Board of Directors, but takes into account a candidate’s education, business or other experience, independence, character and any particular expertise or knowledge the candidate possesses that may be relevant to service on the Board of Directors or its committees. The Board of Directors evaluates potential nominees without regard to the source of the recommendation. The Board of Directors identifies potential nominees through recommendations from individual Directors and management, and from time to time the Company also retains and pays third-party professional search firms to assist the Board of Directors in identifying and evaluating potential nominees.

      During 2004, each Director other than Mr. Turner attended at least 75% of the total number of meetings of the Board of Directors and each committee thereof on which such Director served. Mr. Turner attended six of the total of nine such meetings (67%). The Company has not adopted a formal policy with regard to Directors’ attendance at annual meetings of stockholders, but it expects all Directors to attend annual meetings in the absence of unusual circumstances. All of the members of the Board of Directors attended the 2004 Annual Meeting of Stockholders.

      The Company’s Gaming Compliance Program requires one of the members of the Company’s Compliance Committee to be an Outside Director of the Company. Mr. Hodges has been appointed by the Board of Directors as the Chairman of the Compliance Committee. For these additional services, Mr. Hodges receives compensation of $1,000 per meeting, whether attended in person or by telephone. The Compliance Committee held four meetings during 2004. Mr. Steinbauer is also a member of the Compliance Committee, but he does not receive any separate compensation for these services.

Code of Ethics

      The Board of Directors has adopted a Code of Ethics, in accordance with Item 406 of Regulation S-K, that applies to the Company’s principal executive officer, principal financial officer and principal accounting officer/controller. The Company filed the Code of Ethics as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2003.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information as of March 31, 2005 concerning “beneficial” ownership of the Common Stock, as that term is defined in the rules and regulations of the Securities and Exchange Commission, by: (i) all persons known by the Company to be beneficial owners of more than 5% of the outstanding Common Stock, (ii) each Director, (iii) each executive officer and (iv) all executive officers and Directors as a group. The persons named in the table have sole voting and investment power with respect to all shares beneficially owned, unless otherwise indicated.

	Common Stock		Percent of
	Beneficially		Outstanding
Name of Beneficial Owner	Owned		Common Stock

Craig H. Neilsen	15,479,200	(1)	55.6%
Gordon R. Kanofsky	57,966	(2)	(3)
Thomas M. Steinbauer	5,454	(4)	(3)
Angela R. Frost	31,470	(5)	(3)
Peter C. Walsh	80,124	(6)	(3)
Larry A. Hodges	40,200	(7)	(3)
Joseph E. Monaly	500		(3)
W. Bruce Turner	200		(3)
J. William Richardson	10,000	(8)	(3)
Leslie Nathanson Juris	10,000	(8)	(3)
All executive officers and Directors as a group (10 persons)	15,715,114	(9)	56.0%

(1)	Mr. Neilsen’s mailing address is c/o Ameristar Casinos, Inc., 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada 89109.

(2)	Includes 6,000 shares held by a family trust (the “Kanofsky Trust”) of which Mr. Kanofsky is a co-trustee with his wife, with whom he shares voting and investment power. Includes 51,966 shares which may be acquired within 60 days of March 31, 2005 upon exercise of stock options, which stock options are held by the Kanofsky Trust.

(3)	Represents less than 1% of the outstanding shares of Common Stock.

(4)	Includes 500 shares held jointly by Mr. Steinbauer and his wife and with respect to which Mr. and Mrs. Steinbauer have shared voting and investment power. Includes 4,954 shares which may be acquired within 60 days of March 31, 2005 upon exercise of stock options.

(5)	Includes 31,270 shares which may be acquired within 60 days of March 31, 2005 upon exercise of stock options.

(6)	Consists solely of shares which may be acquired within 60 days of March 31, 2005 upon exercise of stock options. Options are held by a family trust of which Mr. Walsh is a co-trustee with his wife, with whom he shares voting and investment power.

(7)	Includes 39,500 shares which may be acquired within 60 days of March 31, 2005 upon exercise of stock options.

(8)	Consists solely of shares which may be acquired within 60 days of March 31, 2005 upon exercise of stock options.

(9)	Includes 227,814 shares which may be acquired within 60 days of March 31, 2005 upon exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      To the best of the Company’s knowledge, all filings for the year 2004 required to be made by the Company’s executive officers and Directors under Section 16(a) of the Securities Exchange Act of 1934, as amended, were made on a timely basis.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO

AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

      On January 28, 2005, the Board of Directors unanimously adopted, subject to stockholder approval at the Annual Meeting, an amendment (the “Amendment”) to the Ameristar Casinos, Inc. Amended and Restated 1999 Stock Incentive Plan (as amended by the Amendment, the “Plan”). The Amendment increases the number of shares available to be issued under the Plan by 1,500,000. The primary reason for the Amendment is to allow for the grant of awards under the Plan to employees of the Company and other eligible participants on an ongoing basis.

      The Plan is designed to (i) enable the Company and Related Companies (as defined below) to attract, motivate and retain top-quality directors, officers, employees, consultants, advisers and independent contractors, (ii) provide substantial incentives for such persons to act in the best interests of the stockholders of the Company and (iii) reward extraordinary effort by such persons on behalf of the Company or a Related Company. The Plan provides for awards in the form of stock options, which may be either “incentive stock options” within the meaning of Section 422 of the Code or non-qualified stock options, or restricted stock.

      As of March 31, 2005, there were options outstanding under the Plan and the Management Stock Option Incentive Plan, the Company’s previous stock option plan, exercisable for 2,509,283 shares of Common Stock with per-share exercise prices ranging from $2.64 to $54.83 (with a weighted average exercise price of $25.91) and with expiration dates ranging from 2008 to 2014. The Plan and the Management Stock Option Incentive Plan are collectively referred to below as the “Plans.” As of March 31, 2005, 2,452,113 shares of Common Stock had been issued upon the exercise of stock options granted under the Plans, and 538,604 shares were available for future issuance under the Plans. No shares of restricted stock have been granted under the Plan. Prior to the adoption of the Amendment, the Plan authorized the issuance of up to 5,500,000 shares of Common Stock in connection with awards under the Plan, subject to a maximum of 5,500,000 shares issuable under both Plans. As amended, the Plan authorizes the issuance of up to 7,000,000 shares of Common Stock in connection with awards under the Plan, subject to a maximum of 7,000,000 shares issuable under both Plans. Thus, the amendment increases the number of shares issuable under the Plan by 1,500,000 shares. The Board of Directors believes that the Plan has aided the Company in attracting, motivating and retaining quality employees and management personnel.

      The Board of Directors unanimously recommends a vote “FOR” the approval of the Amendment.

Principal Provisions of the Plan

      The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix A to this Proxy Statement.

      Shares. The total number of shares of Common Stock available for distribution under the Plan, as amended by the Amendment, is 7,000,000; provided, however, that no award of stock options or restricted stock may be made under the Plan at any time if, after giving effect to such award, (i) the total number of shares of Common Stock issued upon the exercise of options under the Plans, plus (ii) the total number of shares of Common Stock issuable upon exercise of all outstanding options under the Plans, plus (iii) the total number of shares of Common Stock underlying awards of restricted stock under the Plan (whether or not the applicable restrictions have lapsed) would exceed 7,000,000.

      Shares awarded under the Plan may be authorized and unissued shares or treasury shares. If shares subject to an option under the Plan cease to be subject to such option, or shares under the Plan are forfeited, such shares will again be available for future distribution under the Plan, unless the forfeiting participant received any benefits of ownership such as dividends from the forfeited award.

      Administration. The Plan provides for it to be administered by the Compensation Committee of the Board of Directors or such other committee of directors as the Board shall designate, which committee shall consist solely of not less than two “non-employee directors” (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor rule (“Rule 16b-3”)) who shall serve at the pleasure of the Board, each of whom shall also be an “outside director” within the meaning of Section 162(m) of the Code and Section 1.162-27 of the Treasury Regulations or any successor provision(s) thereto (“Section 162(m)”). However, if there are not two persons on the Board who meet the foregoing qualifications, any such committee may be comprised of two or more directors of the Company, none of whom is an officer (other than a non-employee Chairman of the Board of the Company) or employee of the Company or a Related Company. If no such committee has been appointed by the Board, the Plan will be administered by the Board. Such committee as shall be designated to administer the Plan or the Board is hereinafter referred to as the “Committee.”

      The Plan is currently administered by the Compensation Committee, which is comprised of three independent directors, each of whom is a non-employee director as defined for purposes of Rule 16b-3 and an outside director as defined for purposes of Section 162(m).

      The Committee is authorized to, among other things, set the terms of awards to participants and waive compliance with the terms of such awards. The provisions attendant to the grant of an award under the Plan may vary from participant to participant. The Committee has the authority to interpret the Plan and adopt administrative regulations. The Committee may from time to time delegate to one or more officers of the Company any or all of its authority under the Plan, except with respect to awards granted to persons subject to Section 16 of the Exchange Act. The Committee must specify the maximum number of shares that the officer or officers to whom such authority is delegated may award, and the Committee may in its discretion specify any other limitations or restrictions on the authority delegated to such officer or officers.

      Participation. The Committee may make awards to any directors, officers, employees, consultants, advisers or independent contractors of the Company or a Related Company, all of whom are eligible to participate in the Plan. A “Related Company” is any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest. The participants in the Plan are selected from among those eligible in the sole discretion of the Committee.

     Awards to Participants

     1.     Stock Options

      Incentive stock options (“ISOs”) and non-qualified stock options may be granted for such number of shares of Common Stock as the Committee determines, provided that no participant may be granted stock options in any calendar year exercisable for more than 1,000,000 shares of Common Stock. A stock option will be exercisable at such times, over such term and subject to such terms and conditions as the Committee determines. The exercise price of stock options is determined by the Committee.

      The exercise price of an ISO may not be less than the per-share fair market value of the Common Stock on the date of grant, or 110% of such fair market value if the recipient owns, or would be considered to own by reason of Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company (a “10% Stockholder”). In addition, an ISO may not be exercisable more than 10 years after the date such ISO is awarded (five years after the date of award if the recipient is a 10% Stockholder). An ISO also may not be transferable other than by will or by the laws of descent and distribution. The aggregate fair market value (determined as of the time a stock option is granted) of Common Stock with respect to which ISOs are exercisable for the first time by a participant in any calendar year (under the Plan and any other plans of the Company or any subsidiary or parent corporation) may not exceed $100,000.

      Payment of the exercise price may be made in such manner as the Committee may provide, including cash or delivery of shares of Common Stock already owned or subject to award under the Plan. The Committee may provide that all or part of the shares received upon exercise of an option using restricted stock will be restricted stock.

      Upon an optionee’s termination of employment or other qualifying relationship, the option will be exercisable to the extent determined by the Committee; provided, however, that unless employment or such other qualifying relationship is terminated for cause (as may be defined by the Committee in connection with the grant of any stock option), the stock option will remain exercisable (to the extent that it was otherwise exercisable on the date of termination) for at least six months from the date of termination if termination was caused by death or disability or at least 90 days from the date of termination if termination was caused by other than death or disability. The Committee may provide that an option that is outstanding on the date of an optionee’s death will remain outstanding for an additional period after the date of such death, notwithstanding that such option would expire earlier under its terms.

      A stock option agreement for a non-qualified option may permit an optionee to transfer the stock option to his or her children, grandchildren or spouse (“Immediate Family”), to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships or limited liability companies in which such Immediate Family members are the only partners or members if (i) the agreement setting forth the stock option expressly provides that the option may be transferred only with the express written consent of the Committee, and (ii) the optionee does not receive any consideration in any form whatsoever for such transfer other than the receipt of an interest in the trust, partnership or limited liability company to which the non-qualified option is transferred. Any stock option so transferred will continue to be subject to the same terms and conditions as were applicable to the option immediately prior to its transfer. Except as described above, stock options are not transferable by the optionee otherwise than by will or by the laws of descent and distribution.

     2.     Restricted Stock

      In making an award of restricted stock, the Committee will determine the periods, if any, during which the stock is subject to forfeiture, and the purchase price, if any, for the stock. The vesting of restricted stock may be unconditional or may be conditioned upon the completion of a specified period of service with the Company or a Related Company, the attainment of specific performance goals or such other criteria as the Committee may determine.

      During the restricted period, the award holder may not sell, transfer, pledge or assign the restricted stock, except as may be permitted by the Committee. The certificate evidencing the restricted stock will be registered in the award holder’s name, although the Committee may direct that it remain in the possession of the Company until the restrictions have lapsed. Except as may otherwise be provided by the Committee, upon the termination of the award holder’s service with the Company or a Related Company for any reason during the period before all restricted stock has vested, or in the event the conditions to vesting are not satisfied, all restricted stock that has not vested will be subject to forfeiture and the Committee may provide that any purchase price paid by the award holder, or an amount equal to the restricted stock’s fair market value on the date of forfeiture, if lower, will be paid to the award holder. During the restricted period, the award holder will have the right to vote the restricted stock and to receive any cash dividends, if so provided by the Committee. Stock dividends will be treated as additional shares of restricted stock and will be subject to the same terms and conditions as the initial grant, unless otherwise provided by the Committee.

      Acceleration of Vesting in Certain Circumstances. Unless the Committee expressly determines otherwise, in the event of any “change in control” or “corporate transaction” (each as defined in the Plan): (i) each stock option outstanding under the Plan which is not otherwise fully vested or exercisable with respect to all of the shares of stock at that time subject to such stock option automatically accelerates so that each such stock option becomes, immediately upon the effective time of such event, exercisable for all the shares of stock at the time subject to such stock option and may be exercised for any or all of those shares as fully vested shares of stock; and (ii) all shares of restricted stock outstanding under the Plan which are not otherwise fully vested automatically accelerate so that all such shares of restricted stock become, immediately upon the effective time of such event, fully vested, free of all restrictions.

      Amendment and Termination. No awards may be granted under the Plan more than 10 years after the date of approval of the Plan by the stockholders of the Company, which occurred on June 11, 1999. The Board may discontinue the Plan at any earlier time and may amend it from time to time, except that no amendment or discontinuation may adversely affect any outstanding award without the holder’s written consent. Amendments may be made without stockholder approval except as required to satisfy any applicable mandatory legal or regulatory requirements, or as required for the Plan to continue to satisfy the requirements of Section 162(m) or Section 422 of the Code or any other non-mandatory legal or regulatory requirements if the Board of Directors deems it desirable for the Plan to satisfy any such requirements.

      Adjustment. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, will be made in the aggregate number of shares reserved for issuance under the Plan, the maximum number of shares with respect to which stock options may be granted to any participant during any calendar year, the number of shares subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards. No such adjustment may increase the aggregate value of any outstanding award.

Certain Federal Income Tax Consequences

      The following is a summary of certain federal income tax aspects of awards made under the Plan based upon the laws currently in effect. Since the tax consequences to each participant will differ depending on the terms of the award and the participant’s specific situation, participants should not rely on this summary for individual tax advice. Rather, each participant should consult his or her own tax advisor regarding the pertinent federal, state and local income tax and other tax consequences of exercising options or owning restricted stock.

     1.     Incentive Stock Options

      Generally, no taxable income is recognized by the participant upon the grant of an ISO or upon the exercise of an ISO during the period of the participant’s employment with the Company or one of its subsidiaries or within three months (12 months, in the event of permanent and total disability, or the term of the option, in the event of death) after termination. However, the exercise of an ISO may result in a significant alternative minimum tax liability to the participant, and thus participants should carefully consider alternative minimum tax consequences prior to exercising an ISO. If the participant continues to hold the shares acquired upon the exercise of an ISO for at least two years from the date of grant and one year from the transfer of the shares to the participant, then generally: (a) upon the sale of the shares, any difference between the amount realized and the option price will be treated as capital gain or loss; and (b) no deduction will be allowed to the employer corporation for federal income tax purposes.

      If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the one-year or two-year holding periods described above (a “disqualifying disposition”), then generally in the year of disposition: (a) the participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on disposition of the shares) over the option exercise price; and (b) the employer corporation will be entitled to deduct any such recognized amount. Any further gain recognized by the participant on such disposition generally will be taxed as capital gain, but such additional amounts will not be deductible by the employer corporation.

      In general, no gain or loss will be recognized by a participant who uses shares of Common Stock rather than cash to exercise an ISO. A number of new shares of Common Stock acquired equal to the number of shares surrendered will have a basis and capital gain holding period equal to those of the shares surrendered (although such shares will be subject to new holding periods for disqualifying disposition purposes beginning on the acquisition date). To the extent new shares of Common Stock acquired pursuant to the exercise of the

ISO exceed the number of shares surrendered, such additional shares will have a zero basis and will have a holding period beginning on the date the ISO is exercised. The use of Common Stock acquired through exercise of an ISO to exercise an ISO will constitute a disqualifying disposition with respect to such Common Stock if the applicable holding period requirement has not been satisfied.

     2.     Non-Qualified Stock Options

      In general, with respect to non-qualified stock options granted with an exercise price not less than the fair market value of the Common Stock at the time of grant: (a) no income is recognized by the participant at the time the option is granted; (b) upon exercise of the option, the participant recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise and the employer corporation will be entitled to a tax deduction in the same amount, to the extent that such income is considered reasonable compensation; and (c) at disposition, any appreciation or depreciation after the date of exercise generally is treated as capital gain or loss, and any such appreciation is not deductible by the employer corporation.

      No gain or loss will be recognized by a participant with respect to shares of Common Stock surrendered to exercise a non-qualified stock option. A number of new shares acquired equal to the number of shares surrendered will have a tax basis and capital gain holding period equal to those of the shares surrendered. The participant will recognize ordinary income in an amount equal to the fair market value of the additional shares acquired at the time of exercise. Such additional shares will be deemed to have been acquired on the date of such recognition of income and will have a tax basis equal to their fair market value on such date.

      In addition to the foregoing consequences, non-qualified stock options granted with an exercise price less than the fair market value of the Common Stock at the time of grant will subject the participant to additional tax and interest under newly enacted Section 409A of the Code, unless the exercisability of such options is restricted in a manner that satisfies the timing requirements of that Section. The employer corporation’s deduction is not affected by Section 409A of the Code.

     3.     Restricted Stock

      A participant receiving restricted stock generally will recognize income in the amount of the fair market value of the restricted stock at the time the stock becomes transferable or is no longer subject to a substantial risk of forfeiture, whichever comes first, less the consideration, if any, paid for the stock. However, a participant may elect within 30 days of the transfer of the restricted stock to the participant, under Section 83(b) of the Code, to recognize ordinary income on the date of grant of the restricted stock in an amount equal to the excess of the fair market value of the shares on such date (determined without regard to the restrictions other than restrictions which by their terms will never lapse) over their purchase price. The participant’s holding period generally begins when ordinary income was recognized, and the tax basis for such shares generally will be the amount of income that was recognized plus the amount, if any, paid for the stock. However, if a participant makes the election under Section 83(b) of the Code, in general no deduction will be allowed for the income recognized as a result of that election if the shares are later forfeited to the Company.

     4.     Dividends

      Dividends paid on restricted stock prior to the date on which the forfeiture restrictions lapse generally will be treated as compensation that is taxable as ordinary income to the participant and will be deductible by the employer corporation. If, however, the participant makes a timely Section 83(b) election with respect to the restricted stock, the dividends will be taxable as ordinary dividend income to the participant and will not be deductible by the employer corporation.

     5.     Withholding Taxes

      A participant in the Plan may be required to pay the employer corporation an amount necessary to satisfy the applicable federal and state law requirements with respect to the withholding of taxes on wages, or to make some other arrangements to comply with such requirements. The employer has the right to withhold from salary or otherwise to cause a participant (or the executor or administrator of the participant’s estate or the participant’s distributee or transferee) to make payment of any federal, state, local or other taxes required to be withheld with respect to any award under the Plan. The Plan authorizes the Committee to permit participants to use the shares issuable under the Plan to satisfy withholding obligations.

     6.     Company Deductions

      As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant in the Plan recognizes ordinary income from awards under the Plan, to the extent that such income is considered reasonable compensation and currently deductible (and not capitalized) under the Code and certain reporting requirements are satisfied.

      However, Section 162(m) of the Code limits to $1,000,000 the annual tax deduction that the Company and its subsidiaries can take with respect to the compensation of each of certain executive officers unless the compensation qualifies as “performance-based” or certain other exemptions apply. The Company may or may not be subject to the Section 162(m) limitation on the amount of the deduction upon the exercise of a non-qualified stock option, depending on the terms of the award. A non-qualified stock option granted under the Plan (and an ISO, to the extent there is a disqualifying disposition) will only qualify as “performance-based” compensation under Section 162(m) if the exercise price is not less than the fair market value of the Common Stock on the date of grant and certain other requirements are met. Any stock options granted with an exercise price that is less than the fair market value of the Common Stock on the date of grant generally will be subject to the Section 162(m) limitation. Compensation arising from restricted stock awards under the Plan generally will not qualify as “performance-based” compensation under the Regulations; therefore, the Company generally will be subject to the Section 162(m) limitation for compensation attributable to an award of restricted stock. Deductions may also be disallowed if they are “excess parachute payments” as discussed below.

     7.     Effect of Change in Control

      The Plan provides generally for the acceleration of vesting of stock options and restricted stock awards in connection with certain events that may constitute a change in ownership or effective control of the Company or sale of a substantial portion of the Company’s assets. In that event and depending upon the individual circumstances of the participant, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payments” and the Company will be denied any deduction with respect to such payments.

Benefits Under the Plan

      As of March 31, 2005, there were approximately 7,500 employees and Directors of the Company and Related Companies eligible to participate in the Plan. The benefits that will be received by or allocated to various participants in the Plan, including the Company’s executive officers and Directors, is not currently determinable. Since the Plan does not specify a minimum exercise price for options or minimum purchase price for awards of restricted stock, for federal income tax purposes the maximum compensation payable under the Plan to participants, during the term of the Plan and awards granted thereunder, is equal to the number of shares of Common Stock with respect to which awards may be issued thereunder, multiplied by the value of such shares on the date such compensation is measured. On April 15, 2005, the closing sale price of the Common Stock was $52.62.

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Board of Directors consists of Messrs. Richardson and Hodges and Ms. Nathanson Juris. None of the members is or was an employee or officer or a former employee or officer of the Company or its subsidiaries.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee of the Board of Directors administers the Company’s stock incentive plans pursuant to which employees of the Company (including its executive officers) may receive stock option and restricted stock grants. The Compensation Committee also determines salaries and other compensation of the executive officers of the Company and determines which employees of the Company are eligible to participate in the Company’s Deferred Compensation Plan. None of the actions or recommendations of the Compensation Committee in 2004 were modified or rejected by the Board of Directors.

General Compensation Philosophy

      The Compensation Committee tries to compensate the Company’s executive officers in a fashion that will attract, retain, motivate and appropriately reward those individuals who are responsible for the Company’s profitability and growth. The compensation of executive officers has historically been determined primarily on subjective factors and competitive requirements.

      Compensation for the Company’s executive officers in 2004 consisted principally of salary, a cash bonus and the award of stock options. Executive officers also participated in benefit plans available to employees generally, including a medical plan, a 401(k) plan and group life insurance, as well as certain benefit plans available solely to highly compensated employees, including a supplemental medical plan and the Deferred Compensation Plan.

      In 2004, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FWC”), an independent compensation consulting firm, to review the compensation and benefit arrangements for the Company’s executive officers. Based on the recommendation of FWC, the Compensation Committee set each officer’s total target cash compensation (base salary plus target annual bonus described below) near the median of total target cash compensation paid by a peer group of 15 publicly traded gaming companies identified by FWC: Alliance Gaming Corporation; Argosy Gaming Company; Aztar Corporation; Boyd Gaming Corporation; Caesars Entertainment, Inc.; Dover Downs Gaming & Entertainment, Inc.; Harrah’s Entertainment, Inc.; Isle of Capri Casinos, Inc.; Mandalay Resort Group; MGM MIRAGE; Monarch Casino & Resort, Inc.; MTR Gaming Group, Inc.; Penn National Gaming, Inc.; Pinnacle Entertainment, Inc.; and Station Casinos, Inc. (the “Peer Group”). In making its determinations as to base salary, the Compensation Committee also took into account certain other factors, including the compensation paid to the executive officers in prior years, the responsibilities of each executive officer and the Chief Executive Officer’s subjective assessment of each executive officer’s contributions to the Company during 2004. No specific weight was assigned to any particular factor.

      For 2004, each of the executive officers was awarded a cash bonus as set forth in the “Summary Compensation Table” below. The Compensation Committee determined the cash bonuses to be paid to corporate senior management pursuant to the annual bonus program approved in March 2004 and the performance-based bonus plan previously approved by the Company’s stockholders for the Company’s Chief Executive Officer. The senior management bonus program set forth: (1) a target bonus, expressed as a percentage of base salary, for each member of senior management based on a target level of consolidated earnings before interest, taxes, depreciation and amortization expense (“EBITDA”) expected to be achieved by the Company in 2004; and (2) a formula pursuant to which such executive’s actual bonus would be determined as a percentage (not to exceed 200%) of his or her target bonus based on the actual EBITDA achieved by the Company in 2004 and such executive’s merit performance grade. While the Compensation Committee retained discretion under the senior management bonus program to adjust each executive’s actual bonus upward or downward from the amount determined by applying the formula, the Compensation Committee did not exercise such discretion in 2004.

      The Compensation Committee believes it is both appropriate and important that the long-term economic interests of its executive officers and key employees be aligned with those of the Company’s stockholders. In 2004, the Compensation Committee adopted the recommendation of FWC to make annual stock option awards by targeting approximately the median annual “fair-value transfer” of the Company’s Peer Group. Using this methodology, in December 2004, the Compensation Committee awarded to eligible employees, including all executive officers, stock options having a total Black-Scholes grant-date value equal to approximately 1% of the Company’s market capitalization. The options were allocated among eligible employees based on each employee’s level and base salary. A total of 217,000 options were awarded to the Company’s five executive officers, as set forth in the “Option Grants in 2004” table below. All options were granted at the market price of the Common Stock on the date of grant ($42.60), with a term of seven years and annual installment vesting over five years. Prior to the 2004 annual grants, the Company’s practice had been to grant options with a term of 10 years.

      The Company also maintains a Deferred Compensation Plan, a non-qualified plan that allows highly compensated employees selected by the Compensation Committee (or the Chairman of the Committee acting on delegated authority) to defer a portion of their salary and bonus. The Company matches the first 5% of a participant’s salary deferrals and the first 5% of a participant’s bonus deferrals, which matching contributions vest over the employee’s first five years of participation in the plan. There are currently approximately 65 employees who are participants in the Deferred Compensation Plan, including each of the executive officers.

Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Code disallows a deduction for federal income tax purposes of most compensation exceeding $1,000,000 in any year paid to the chief executive officer and the four other most highly compensated executive officers of a publicly traded corporation. The Company was not impacted by Section 162(m) in 2004. The Compensation Committee takes into account the effect of Section 162(m) if the potential compensation payable to any executive officer approaches $1,000,000, and the Compensation Committee has done so in adopting the Performance-Based Bonus Plan for Craig H. Neilsen, which was approved by the Company’s stockholders in 2002 (the “Bonus Plan”). The Bonus Plan is a qualifying performance-based plan and, as a result, amounts awarded under the Bonus Plan are not subject to the deductibility limitation of Section 162(m). However, the fact that compensation in excess of $1,000,000 may not be deductible for federal income tax purposes will not necessarily preclude the award of such compensation if the Compensation Committee believes it is otherwise justified.

Compensation of Chief Executive Officer

      In 2004, the Chief Executive Officer’s annual salary was $750,000, the same as it was in 2003. In determining not to increase Mr. Neilsen’s salary for 2004, the Compensation Committee considered the fact that his salary had been increased in 2002 from $375,000 to $750,000, the responsibilities of Mr. Neilsen, the other elements of his compensation package and Mr. Neilsen’s recommendation. No specific weight was assigned to any particular factor. Mr. Neilsen was also paid $180,288 in 2004 for unused vacation time accrued in 2003 and 2004 and for which Mr. Neilsen was entitled to be cashed-out pursuant to the Company’s policy. Effective January 1, 2005, the Compensation Committee amended the paid time off policy to provide that executive officers may not be cashed-out for unused vacation time prior to termination of employment, except with the prior approval of the Compensation Committee.

      In December 2004, the Compensation Committee increased Mr. Neilsen’s annual salary to $850,000, effective January 1, 2005. Consistent with the methodology used for the other executive officers as described above, the Compensation Committee established Mr. Neilsen’s total target cash compensation at approximately the median of total target cash compensation paid to chief executive officers by the Company’s Peer Group.

      Mr. Neilsen was awarded a cash bonus of $740,324 for 2004. In determining Mr. Neilsen’s 2004 bonus, the Compensation Committee implemented the Bonus Plan previously adopted for him. Under the Bonus Plan, the Compensation Committee established: (1) a target bonus for Mr. Neilsen based on a target level of EBITDA expected to be achieved by the Company in 2004; and (2) a formula pursuant to which Mr. Neilsen’s actual bonus would be determined as a percentage (not to exceed 200%) of his target bonus, based on the actual EBITDA achieved by the Company in 2004. Under the Bonus Plan, the Compensation Committee retains discretion to adjust Mr. Neilsen’s actual bonus downward (but not upward) from the amount determined by applying the formula. The Compensation Committee did not exercise such discretion in 2004.

      Prior to 2004, Mr. Neilsen, who owns approximately 56% of the outstanding stock of the Company, had never been granted awards under the Company’s stock incentive plans. In December 2004, the Compensation Committee approved the inclusion of Mr. Neilsen in the Company’s annual stock option grant program at approximately the median allocation of annual fair-value transfer to chief executive officers by the Company’s Peer Group, as determined by FWC. Accordingly, Mr. Neilsen was awarded 105,000 options at the market price of the Common Stock on the date of grant with a term of seven years, as set forth in the “Option Grants in 2004” table below.

      After reviewing all elements of Mr. Neilsen’s compensation with the assistance of FWC, the Compensation Committee believes that his total compensation package is reasonable and appropriate.

Compensation Committee

J. William Richardson, Chairman
Larry A. Hodges
Leslie Nathanson Juris

Summary of Compensation of Named Executive Officers

      The following table sets forth information concerning the annual and long-term compensation earned by the Named Executive Officers for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2004, 2003 and 2002. The “Named Executive Officers” include the Chief Executive Officer and the other four executive officers of the Company at December 31, 2004.

Summary Compensation Table

					Long-Term
					Compensation
					Awards(4)
	Annual Compensation(1)
					Shares
				Other Annual	Underlying	All Other
		Salary	Bonus	Compensation	Options	Compensation
Name and Principal Position	Year	($)(2)	($)	($)(3)	(#)	($)(5)

Craig H. Neilsen,	2004	$930,288	$740,324	—	105,000	$93,133
Chairman of the Board,	2003	$1,110,577	$914,060	—	0	$110,734
President and Chief	2002	$739,904	$562,500	—	0	$74,454
Executive Officer
Gordon R. Kanofsky,	2004	$407,404	$342,682	—	41,900	$45,407
Executive Vice	2003	$382,596	$397,212	—	24,170	$46,793
President(6)	2002	$357,692	$150,000	—	27,830	$33,150
Thomas M. Steinbauer,	2004	$314,481	$198,222	—	19,800	$33,239
Senior Vice President of	2003	$309,410	$219,457	—	24,770	$33,947
Finance and Chief	2002	$331,910	$125,000	—	0	$30,291
Financial Officer
Peter C. Walsh,	2004	$325,731	$241,569	—	24,400	$35,261
Senior Vice President and	2003	$310,846	$261,849	—	13,140	$35,431
General Counsel(7)	2002	$218,077	$103,500	—	181,240	$18,140
Angela R. Frost,	2004	$325,000	$251,203	—	25,900	$35,796
Senior Vice President	2003	$313,558	$264,419	—	13,550	$35,636
of Operations	2002	$302,245	$92,000	—	56,400	$21,628

(1)	Amounts shown include cash compensation earned for the periods reported, whether paid or accrued in such periods.

(2)	Salary includes base salary plus amounts paid in respect of earned but unused vacation time. As of March 31, 2005, the current annual salary levels for the Named Executive Officers were: Mr. Neilsen — $850,000; Mr. Kanofsky — $450,000; Mr. Steinbauer — $330,000; Mr. Walsh — $360,000; and Ms. Frost — $375,000.

(3)	During 2004, 2003 and 2002, the Named Executive Officers received certain personal benefits, including complimentary food, lodging and entertainment at properties owned or leased by the Company, the aggregate amounts of which for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total of the salary and bonus reported for such Named Executive Officer in such years.

(4)	The Named Executive Officers did not receive any restricted stock awards or long-term incentive plan payouts in 2004, 2003 or 2002.

(5)	“All Other Compensation” includes the following amounts:

		Company match	Company match under	Medical and term life
Name	Year	under 401(k) Plan	Deferred Comp. Plan	insurance premiums

Craig H. Neilsen	2004	$4,100	$83,531	$5,502
	2003	$4,000	$101,232	$5,502
	2002	$4,000	$65,120	$5,334
Gordon R. Kanofsky	2004	$4,100	$37,504	$3,803
	2003	$4,000	$38,990	$3,803
	2002	$4,000	$25,385	$3,765
Thomas M. Steinbauer	2004	$4,100	$25,635	$3,504
	2003	$4,000	$26,443	$3,504
	2002	$4,000	$22,845	$3,446
Peter C. Walsh	2004	$4,100	$28,365	$2,796
	2003	$4,000	$28,635	$2,796
	2002	$0	$14,983	$3,157
Angela R. Frost	2004	$4,100	$28,810	$2,886
	2003	$4,000	$28,899	$2,737
	2002	$4,000	$15,112	$2,516

(6)	Mr. Kanofsky was promoted to Executive Vice President in March 2002. Mr. Kanofsky previously served as the Company’s Senior Vice President of Legal Affairs.

(7)	Mr. Walsh joined the Company as Senior Vice President and General Counsel in April 2002.

Option Grants

      The following table sets forth information with respect to grants of stock options to the Named Executive Officers during 2004. All of the stock options described below were non-qualified stock options awarded on December 16, 2004 under the Company’s Amended and Restated 1999 Stock Incentive Plan. All of the options vest at the rate of 20% per year on the day immediately preceding each anniversary of the date of grant, expire on the seventh anniversary of the date of grant and have a per-share exercise price equal to the fair market value of the Common Stock on the date of grant. No stock appreciation rights were granted by the Company in 2004.

OPTION GRANTS IN 2004

		% of Total			Potential Realizable Value at
	Number of	Options			Assumed Annual Rates of
	Securities	Granted to			Stock Price Appreciation for
	Underlying	Employees	Exercise		Option Term(1)
	Options	in Fiscal	Price	Expiration
Name	Granted(#)	Year	($/Share)	Date	0%($)	5%($)	10%($)

Craig H. Neilsen	105,000	11.21%	$42.60	12/16/2011	0	$1,820,960	$4,243,612
Gordon R. Kanofsky	41,900	4.47%	$42.60	12/16/2011	0	$726,650	$1,693,403
Thomas M. Steinbauer	19,800	2.11%	$42.60	12/16/2011	0	$343,381	$800,224
Peter C. Walsh	24,400	2.61%	$42.60	12/16/2011	0	$423,156	$986,135
Angela R. Frost	25,900	2.77%	$42.60	12/16/2011	0	$449,170	$1,046,758

(1)	These amounts represent the stated assumed rates of appreciation only. The actual value, if any, will depend on the future performance of the Common Stock.

Option Exercises and Holdings

      The following table sets forth information with respect to the Named Executive Officers concerning the exercise of stock options during 2004 and unexercised options held as of the end of the year.

AGGREGATED OPTION EXERCISES IN 2004 AND YEAR-END OPTION VALUES

			Number of Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares	Value	Fiscal Year-End(#)		Fiscal Year-End($)(2)
	Acquired on	Realized
	Exercise(#)	($)(1)	Unexercisable	Exercisable	Unexercisable	Exercisable

Craig H. Neilsen	0	$0	105,000	0	$40,950	$0
Gordon R. Kanofsky	40,000	$1,311,772	91,934	71,966	$1,422,745	$2,562,926
Thomas M. Steinbauer	33,170	$687,501	36,946	4,954	$422,579	$123,108
Peter C. Walsh	0	$0	143,656	75,124	$2,446,755	$1,537,510
Angela R. Frost	55,307	$1,624,460	75,099	25,270	$1,149,890	$554,525

(1)	The value realized represents the average of the high and low trading prices of the Company’s Common Stock on the Nasdaq National Market on the date of exercise less the exercise price of the options.

(2)	The values of unexercised in-the-money options have been determined based on the average of the high and low trading prices of the Company’s Common Stock on the Nasdaq National Market on December 31, 2004 ($42.99) less the exercise price of the options.

Equity Compensation Plan Information

      The following table presents certain information regarding the Company’s equity compensation plans as of December 31, 2004.

Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities reflected in
Plan Category	warrants and rights(a)	warrants and rights(b)	column(a))(c)

Equity compensation plans approved by security holders	2,838,024	$24.10	756,824 (1)
Equity compensation plans not approved by security holders	—	—	—

Total	2,838,024	$24.10	756,824 (1)

(1)	Includes 196,370 shares of Common Stock remaining available for future issuance under the Company’s 2002 Non-Employee Directors’ Stock Election Plan.

Employment Agreements

      The Company and Mr. Kanofsky have entered into an amended and restated employment agreement. The annual term of the employment agreement is subject to automatic renewal at the end of each term unless terminated by either party at least 90 days prior to the expiration of the then-present term. The employment agreement includes a covenant not to compete for a period of two years after termination of Mr. Kanofsky’s employment, unless Mr. Kanofsky’s employment is terminated within 12 months following a change in control (as defined in the agreement), in which case the term of the covenant not to compete is 12 months. Subject to certain specific exceptions relating to the Las Vegas market, the covenant not to compete applies to competitive activities within a 50-mile radius of any location at which the Company or one of its subsidiaries operates a casino or has publicly announced in good faith an intention to operate a casino. The agreement provides that in the event Mr. Kanofsky’s employment is terminated by the Company without cause (as defined in the agreement), or by Mr. Kanofsky for good reason, which includes a reduction in his duties or compensation, he would be entitled to a severance payment in an amount equal to two times his annual base salary in effect at the time. In the event of a change in control of the Company (as defined), the Company must pay to Mr. Kanofsky an amount equal to two times his annual base salary in effect at the time of the change in control whether or not his employment is terminated. In addition, in the event that, within 12 months following a change in control, Mr. Kanofsky’s employment is terminated by the Company without cause or by Mr. Kanofsky for good reason, he would be entitled to a severance payment in an amount equal to the greater of his annual base salary in effect at the time of his termination or his annual base salary at the time of the change in control.

      The Company and Mr. Steinbauer entered into a three-year employment agreement commencing November 15, 1993, which is subject to automatic renewal for a two-year period at the end of each term unless terminated by either party with at least three months’ prior written notice. The employment agreement, as subsequently amended in October 2001 and August 2002, includes a covenant not to compete for a term of one year after termination of his employment. This covenant applies only to competitive activities within a 90-mile radius of the operations of the Company. In the event that Mr. Steinbauer’s employment is terminated by the Company without cause (as defined in the agreement), or by Mr. Steinbauer, he will be entitled to: (1) a severance payment of $275,000; (2) an extension of the exercisability of all of his vested stock options until the later of one year following the termination of his employment or 90 days after the cessation of any qualifying relationship with the Company under the Company’s stock option plans; and (3) continuation of his Company-paid primary and supplemental medical coverage for 18 months following his termination of employment.

      The Company has entered into employment agreements with each of Mr. Walsh and Ms. Frost, each of which has a one-year term that is subject to automatic renewal at the end of each term unless terminated by either party at least 90 days prior to the expiration of the then-present term. The employment agreements include a covenant not to compete for a period of 12 months after termination of the executive’s employment. Subject to certain specific exceptions relating to the Las Vegas market, the covenant not to compete applies to competitive activities within a 50-mile radius of any location at which the Company or one of its subsidiaries operates a casino or has publicly announced in good faith an intention to operate a casino. Each agreement provides that in the event the executive’s employment is terminated by the Company without cause (as defined in the agreement), or by the executive for good reason, which includes a reduction in his or her duties or compensation, the executive would be entitled to a severance payment in an amount equal to his or her annual base salary in effect at the time. In the event of a change in control of the Company (as defined), the Company must pay to the executive an amount equal to his or her annual base salary in effect at the time of the change in control whether or not his or her employment is terminated. In addition, in the event that, within 12 months following a change in control, the executive’s employment is terminated by the Company without cause or by the executive for good reason, he or she would be entitled to a severance payment in an amount equal to the greater of his or her annual base salary in effect at the time of his or her termination or his or her annual base salary at the time of the change in control.

      The Company has entered into an indemnification agreement with each of its Directors and executive officers. These agreements require the Company, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as Directors or officers (other than liabilities arising from actions involving intentional misconduct, fraud or a knowing violation of law), to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such persons under any directors’ and officers’ liability insurance policy maintained by the Company. These indemnification agreements are separate and independent of indemnification rights under the Company’s Bylaws and are irrevocable.

PERFORMANCE GRAPH

      The following graph presents a comparison of the performance of the Company’s Common Stock with that of the Standard & Poor’s 500 Stock Index and the Dow Jones U.S. Gambling Index as of the last trading day of each year from 1999 through 2004.

	Value of $100 Investment(1)

	12/99	12/00	12/01	12/02	12/03	12/04

Ameristar Casinos, Inc. Common Stock	$100	$134.43	$657.05	$369.84	$641.84	$1,148.04
S&P 500 Stock Index	100	90.90	80.09	62.39	80.29	89.02
Dow Jones U.S. Gambling Index(2)	100	109.34	120.49	132.59	205.04	272.89

(1)	The graph assumes $100 invested in the Company’s Common Stock, the Standard & Poor’s 500 Stock Index and the Dow Jones U.S. Gambling Index on December 31, 1999. The comparison assumes that all dividends are reinvested.

(2)	The Dow Jones U.S. Gambling Index is a published stock price index of certain United States gaming companies weighted on a market capitalization basis.

REPORT OF AUDIT COMMITTEE

      In conjunction with its activities during the Company’s 2004 fiscal year, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management of the Company. The members of the Audit Committee have also discussed with the Company’s independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received from the Company’s independent accountants the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Audit Committee

Joseph E. Monaly, Chairman
J. William Richardson
W. Bruce Turner

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2004 was Deloitte & Touche LLP (“Deloitte & Touche”).

      On April 11, 2005, the Company dismissed Deloitte & Touche and engaged the services of Ernst & Young LLP (“Ernst & Young”) as its new independent registered public accounting firm. The Company’s Audit Committee approved the decision to dismiss Deloitte & Touche and to engage Ernst & Young. A representative of Ernst & Young is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions. A representative of Deloitte & Touche is not expected to be present at the Annual Meeting.

      The reports of Deloitte & Touche on the financial statements of the Company for the fiscal years ended December 31, 2003 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      During the Company’s fiscal years ended December 31, 2003 and 2004 and for the period January 1, 2005 through April 11, 2005, there were no disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter thereof in its report on the Company’s financial statements for such periods.

      During the Company’s fiscal years ended December 31, 2003 and 2004 and for the period January 1, 2005 through April 11, 2005, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

      At the Company’s request, on April 14, 2005, Deloitte & Touche furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made in the four immediately preceding paragraphs (except for the second and third sentences of the first such paragraph, as to which Deloitte & Touche has no basis to agree or disagree). A copy of such letter is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2005.

      During the Company’s fiscal years ended December 31, 2003 and 2004 and for the period January 1, 2005 through April 11, 2005, the Company did not consult with Ernst & Young regarding the matters described in, and required to be disclosed pursuant to, Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

      In addition to performing the audit of the Company’s consolidated financial statements, Deloitte & Touche provided various other services to the Company and its subsidiaries during 2004. The aggregate fees billed in 2004 and 2003 for each of the following categories of services rendered by Deloitte & Touche are set forth below:

	2004		2003

Audit Fees	$373,516		$572,122
Audit-Related Fees	$766,629	(1)	$204,289	(3)
Tax Fees	$386,663	(2)	$461,246	(2)
All Other Fees	$0		$0

Total	$1,526,808		$1,237,657

(1)	Includes fees paid in connection with: (i) a Sarbanes-Oxley Act Section 404 readiness project; (ii) the assessment and testing of the Company’s internal control over financial reporting and audit of the effectiveness of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act; (iii) an employee benefit plan audit; (iv) regulatory compliance audits; and (v) consents and other services related to a Securities and Exchange Commission filing.

(2)	Includes fees paid in connection with: (a) the preparation of tax returns and claims for refunds; (ii) technical tax research and consultation; (iii) tax planning; (iv) tax advice; and (v) assistance with tax audits and appeals. Of the tax fees paid for 2003, 3.3% were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(1) of the Securities and Exchange Commission’s Regulation S-X.

(3)	Includes fees paid in connection with: (i) a Sarbanes-Oxley Act Section 404 readiness project; (ii) an employee benefit plan audit; (iii) regulatory compliance audits; and (iv) consents and other services related to a Securities and Exchange Commission filing. Of these audit-related fees, 0.8% were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(1) of the Securities and Exchange Commission’s Regulation S-X.

The Audit Committee has concluded that the provision of non-audit services by the Company’s auditor is compatible with maintaining auditor independence.

CERTAIN TRANSACTIONS

      Craig H. Neilsen employs an around-the-clock staff at his residence who perform, among other things, various administrative and clerical services for Mr. Neilsen relating to Company business matters (such as placing and answering phone calls, reading, drafting and organizing letters, memos and other documents, filing materials, assisting with business meetings conducted by Mr. Neilsen, including arranging meals and beverages, making photocopies and providing other support services). If such services were not performed by Mr. Neilsen’s personal staff, the Company would need to hire dedicated executive assistants to provide such administrative support to Mr. Neilsen and the Company. Accordingly, in 2004, the Audit Committee authorized the Company to reimburse Mr. Neilsen for his actual out-of-pocket cost for these business-related services, up to a maximum amount that was established by the Audit Committee based on the cost the Company would incur if it were required to hire executive assistants to perform these administrative services for Mr. Neilsen. In 2004, the Company reimbursed Mr. Neilsen $328,000 for such expenses incurred by Mr. Neilsen in 2004. It is expected that this reimbursement will continue in 2005 at a maximum level of $356,375.

      Ray Neilsen, the Senior Vice President and General Manager of Ameristar Vicksburg, is the son of Craig H. Neilsen. Ray Neilsen has held various other positions with the Company for the past 13 years. Ray Neilsen received salary and bonus compensation of $344,058 in 2004, as well as perquisites and other employee benefits.

      The Company has adopted a policy requiring transactions with affiliates to be on terms no less favorable to the Company than could be obtained from unaffiliated parties. Each of the transactions described above has been approved by the Company’s Board of Directors or Audit Committee. In the opinion of management, the terms of the above transactions were at least as fair to the Company as could have been obtained from unaffiliated parties.

FORM 10-K

      The Company will furnish without charge to each stockholder, upon written request addressed to Ameristar Casinos, Inc., 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada 89109, Attention: Corporate Controller, a copy of its Annual Report on Form 10-K for the year ended December 31, 2004 (excluding the exhibits thereto), as filed with the Securities and Exchange Commission. The Company will provide a copy of the exhibits to its Annual Report on Form 10-K for the year ended December 31, 2004 upon the written request of any beneficial owner of the Company’s securities as of the record date for the Annual Meeting and reimbursement of the Company’s reasonable expenses. Such request should be addressed to Ameristar Casinos, Inc. as specified above.

FUTURE STOCKHOLDER PROPOSALS

      Any stockholder proposal intended to be presented at the 2006 Annual Meeting of Stockholders must be submitted sufficiently far in advance so that it is received by ACI not later than January 20, 2006. In the event that any stockholder proposal is presented at the 2006 Annual Meeting of Stockholders other than in accordance with the procedures set forth in Rule 14a-8 under the Exchange Act, proxies solicited by the Board of Directors for such meeting will confer upon the proxy holders discretionary authority to vote on any matter so presented of which the Company does not have notice prior to April 3, 2006.

OTHER MATTERS

      Neither the Board of Directors nor management knows of matters other than those stated above to be voted on at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the persons named as proxies are empowered to vote in accordance with their discretion on such matters.

      The Annual Report to Stockholders of ACI for the year ended December 31, 2004 accompanies this proxy statement, but it is not to be deemed a part of the proxy soliciting material.

PLEASE COMPLETE, SIGN AND RETURN

THE ENCLOSED PROXY PROMPTLY

AMERISTAR CASINOS, INC.
By order of the Board of Directors

Craig H. Neilsen
President and Chief Executive Officer

Las Vegas, Nevada

April 29, 2005

APPENDIX A

AMERISTAR CASINOS, INC.

AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN
(Effective as of January 28, 2005)

      SECTION 1.     Purposes.

      The purposes of the Ameristar Casinos, Inc. Amended and Restated 1999 Stock Incentive Plan (the “Plan”) are to (i) enable Ameristar Casinos, Inc. (the “Company”) and Related Companies (as defined below) to attract, motivate and retain top-quality directors, officers, employees, consultants, advisers and independent contractors (including without limitation dealers, distributors and other business entities or persons providing services on behalf of the Company or a Related Company), (ii) provide substantial incentives for such directors, officers, employees, consultants, advisers and independent contractors of the Company or a Related Company (“Participants”) to act in the best interests of the stockholders of the Company and (iii) reward extraordinary effort by Participants on behalf of the Company or a Related Company. For purposes of the Plan, a “Related Company” means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a twenty percent (20%) beneficial ownership interest.

      SECTION 2.     Types of Awards. Awards under the Plan may be in the form of (i) Stock Options or (ii) Restricted Stock.

      SECTION 3.     Administration.

      3.1     Except as otherwise provided herein, the Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”) or such other committee of directors as the Board shall designate, which committee in either such case shall consist solely of not less than two “non-employee directors” (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) or any successor rule (“Rule 16b-3”)) who shall serve at the pleasure of the Board, each of whom shall also be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and Section 1.162-27 of the Treasury Regulations or any successor provision(s) thereto (“Section 162(m)”); provided, however, that if there are not two persons on the Board who meet the foregoing qualifications, any such committee may be comprised of two or more directors of the Company, none of which is an officer (other than a non-employee Chairman of the Board of the Company) or an employee of the Company or a Related Company. If no such committee has been appointed by the Board, the Plan shall be administered by the Board, and the Plan shall be administered by the Board to the extent provided in the last sentence of this Section. Such committee as shall be designated to administer the Plan, if any, or the Board is referred to herein as the “Committee.” Notwithstanding any other provision of the Plan to the contrary, if such a committee has been designated to administer the Plan, all actions with respect to the administration of the Plan in respect of the members of such committee shall be taken by the Board.

      3.2     The Committee shall have the following authority with respect to awards under the Plan to Participants: to grant awards to eligible Participants under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

(a) to determine whether and to what extent any award or combination of awards will be granted hereunder;

(b) to select the Participants to whom awards will be granted;

(c) to determine the number of shares of the common stock of the Company, $0.01 par value (the “Stock”), to be covered by each award granted hereunder, provided that no Participant will be granted Stock Options on or with respect to more than 1,000,000 shares of Stock in any calendar year;

(d) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on performance and such other factors as the Committee may determine, and to determine whether the terms and conditions of the award are satisfied;

(e) to determine the treatment of awards upon a Participant’s retirement, disability, death, termination for cause or other termination of employment or other qualifying relationship with the Company or a Related Company;

(f) to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the Participant currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the Participant, or that the Participant has no rights with respect to such dividends;

(g) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of a Participant, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

(h) to provide that the shares of Stock received as a result of an award shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any shares that the Participant wishes to sell, subject to such terms and conditions as the Committee may specify;

(i) to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her consent; and

(j) to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans, in each case including previously granted options having higher option prices.

      3.3     All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and all Participants.

      3.4     The Committee may from time to time delegate to one or more officers of the Company any or all of its authorities granted hereunder except with respect to awards granted to persons subject to Section 16 of the Exchange Act. The Committee shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award, and the Committee may in its discretion specify any other limitations or restrictions on the authority delegated to such officer or officers.

      SECTION 4.     Stock Subject to Plan.

      4.1     The total number of shares of Stock reserved and available for distribution under the Plan shall be 7,000,000 (subject to adjustment as provided in Section 4.3); provided, however, that no award of a Stock Option or Restricted Stock may be made at any time if, after giving effect to such award, (i) the total number of shares of Stock issued upon the exercise of options under the Plan and the Company’s Management Stock Option Incentive Plan, as amended and restated through September 4, 1996 (the “Prior Plan”) plus (ii) the total number of shares of Stock issuable upon exercise of all outstanding options of the Company under the Plan and the Prior Plan plus (iii) the total number of shares of Stock underlying awards of Restricted Stock under the Plan (whether or not the applicable restrictions have lapsed) would exceed 7,000,000 shares (subject to adjustment as provided in Section 4.3). Shares of Stock issuable in connection with any award under the Plan may consist of authorized but unissued shares or treasury shares.

      4.2     To the extent a Stock Option terminates without having been exercised, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan, subject to the limitations set forth in Section 4.1, unless the forfeiting Participant received any benefits of ownership such as dividends from the forfeited award.

      4.3     In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award. In the event any change described in this Section 4.3 occurs and an adjustment is made in the outstanding Stock Options, a similar adjustment shall be made in the maximum number of shares covered by Stock Options that may be granted to any employee pursuant to Section 3.2(c).

      SECTION 5.     Eligibility.

      Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

      SECTION 6.     Stock Options.

      6.1     The Stock Options awarded to officers and employees under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code or any successor provision thereto (“Section 422”); and (ii) Non-Qualified Stock Options. If any Stock Option does not qualify as an Incentive Stock Option, or the Committee at the time of grant determines that any Stock Option shall be a Non-Qualified Stock Option, it shall constitute a Non-Qualified Stock Option. Stock Options awarded to any Participant who is not an officer or employee of the Company or a Related Company shall be Non-Qualified Stock Options.

      6.2     Subject to the following provisions, Stock Options awarded to Participants under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but in no event longer than one hundred twenty (120) months after the date of grant of such Stock Option.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part.

(d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock acceptable to the Committee already owned by the optionee or subject to awards hereunder, any other manner permitted by law as determined by the Committee, or any combination of the foregoing. The Committee may provide that all or part of the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the award in question.

(e) No Stockholder Rights. An optionee shall have no rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

(f) Surrender Rights. The Committee may provide that Stock Options may be surrendered for cash upon any terms and conditions set by the Committee.

(g) Non-Transferability; Limited Transferability. A Stock Option Agreement may permit an optionee to transfer the Stock Option to his or her children, grandchildren or spouse (“Immediate Family”), to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships or limited liability companies in which such Immediate Family members are the only partners or members if (i) the agreement setting forth such Stock Option expressly provides that such Stock Option may be transferred only with the express written consent of the Committee, and (ii) the optionee does not receive any consideration in any form whatsoever for such transfer other than the receipt of an interest in the trust, partnership or limited liability company to which the non-qualified option is transferred. Any Stock Option so transferred shall continue to be subject to the same terms and conditions as were applicable to such Stock Option immediately prior to the transfer thereof. Any Stock Option not (x) granted pursuant to any agreement expressly allowing the transfer of such Stock Option or (y) amended expressly to permit its transfer shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such Stock Option shall be exercisable during the optionee’s lifetime only by the optionee.

(h) Termination of Relationship. If an optionee’s employment or other qualifying relationship with the Company or a Related Company terminates by reason of death, disability, retirement, voluntary or involuntary termination or otherwise, the Stock Option shall be exercisable to the extent determined by the Committee; provided, however, that unless employment or such other qualifying relationship is terminated for cause (as may be defined by the Committee in connection with the grant of any Stock Option), the Stock Option shall remain exercisable (to the extent that it was otherwise exercisable on the date of termination) for (A) at least six (6) months from the date of termination if termination was caused by death or disability or (B) at least ninety (90) days from the date of termination if termination was caused by other than death or disability. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Stock Option which is outstanding on the date of an optionee’s death shall remain outstanding for an additional period after the date of such death.

(i) Option Grants to Participants Subject to Section 16. If for any reason any Stock Option granted to a Participant subject to Section 16 of the Exchange Act is not approved in the manner provided for in clause (d)(1) or (d)(2) of Rule 16b-3, neither the Stock Option (except upon its exercise) nor the Stock underlying the Stock Option may be disposed of by the Participant until six months have elapsed following the date of grant of the Stock Option, unless the Committee otherwise specifically permits such disposition.

      6.3     Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than one hundred percent (100%) of the Fair Market Value (as defined below) of the Stock on the date of the award of the Stock Option (or less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the date of award of the Stock Option if the Participant owns, or would be considered to own by reason of Section 424(d) of the Internal Revenue Code or any successor provision thereto, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company at the time of the grant of the Stock Option), (ii) be exercisable more than ten (10) years after the date such Incentive Stock Option is awarded (five (5) years after the date of award if the Participant owns, or would be considered to own by reason of Section 424(d) of the Internal Revenue Code or any successor provision thereto, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company at the time of the grant of the Stock Option), (iii) be awarded more than ten (10) years after the effective date of the Plan (or the latest restatement of the Plan) or (iv) be transferable other than by will or by the laws of descent and distribution. In addition, the aggregate Fair Market Value (determined as of the time a Stock Option is granted) of Stock with respect to which Incentive Stock Options granted after December 31, 1986 are exercisable for the first time by a Participant in any calendar year (under the Plan and any other plans of the Company or any subsidiary or parent corporation) shall not exceed $100,000. For purposes of the Plan, “Fair Market Value” in relation to a share of the Stock means, if the Stock is publicly traded, the mean between the highest and lowest quoted selling prices of the Common Stock on such date or, if not available, the mean between the bona fide bid and asked prices of the Common Stock on such date. In any situation not covered above, the Fair Market Value shall be determined by the Committee in accordance with one of the valuation methods described in Section 20.2031-2 of the Federal Estate Tax Regulations (or any successor provision thereto).

      SECTION 7.     Restricted Stock.

      Subject to the following provisions, all awards of Restricted Stock to Participants shall be in such form and shall have such terms and conditions as the Committee may determine:

(a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance goals or upon such other criteria as the Committee may determine.

(b) Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the Participant’s name, but the Committee may direct that such certificates be held by the Company on behalf of the Participant. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the Participant until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the Participant (or his or her designated beneficiary in the event of death), free of all restrictions.

(c) The Committee may provide that the Participant shall have the right to vote or receive dividends, or both, on Restricted Stock. The Committee may provide that Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(d) Except as may be provided by the Committee, in the event of a Participant’s termination of employment or other qualifying relationship with the Company or a Related Company before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that the lower of (i) any purchase price paid by the Participant and (ii) the Restricted Stock’s aggregate Fair Market Value on the date of forfeiture shall be paid in cash to the Participant.

(e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the Participant’s Restricted Stock.

(f) If for any reason any Restricted Stock awarded to a Participant subject to Section 16 of the Exchange Act is not approved in the manner provided for in clause (d)(1) or (d)(2) of Rule 16b-3, the Restricted Stock may not be disposed of by the Participant until six months have elapsed following the date of award of the Restricted Stock, unless the Committee otherwise specifically permits such disposition.

      SECTION 8.     Election to Defer Awards.

      The Committee may permit a Participant to elect to defer receipt of an award for a specified period or until a specified event, upon such terms as are determined by the Committee.

      SECTION 9.     Tax Withholding.

      9.1     Each Participant shall, no later than the date as of which the value of an award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee (which may include delivery of shares of Stock already owned by the optionee or subject to awards hereunder) regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

      9.2     To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, a Participant may elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Stock.

      SECTION 10.     Amendments and Termination.

      No awards may be granted under the Plan more than ten (10) years after the date of approval of the Plan by the stockholders of the Company. The Board may discontinue the Plan at any earlier time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder’s written consent. Amendments may be made without stockholder approval except (i) if and to the extent necessary to satisfy any applicable mandatory legal or regulatory requirements (including the requirements of any stock exchange or over-the-counter market on which the Stock is listed or qualified for trading and any requirements imposed under any state securities laws or regulations as a condition to the registration of securities distributable under the Plan or otherwise), or (ii) as required for the Plan to satisfy the requirements of Section 162(m), Section 422 or any other non-mandatory legal or regulatory requirements if the Board of Directors deems it desirable for the Plan to satisfy any such requirements.

      SECTION 11.     Acceleration of Vesting in Certain Circumstances.

      11.1     Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee and expressly set forth in the agreement evidencing the Stock Option or Restricted Stock award, in the event of a Change in Control, (i) each Stock Option outstanding under the Plan which is not otherwise fully vested or exercisable with respect to all of the shares of Stock at that time subject to such Stock Option shall automatically accelerate so that each such Stock Option shall, immediately upon the effective time of the Change in Control, become exercisable for all the shares of Stock at the time subject to such Stock Option and may be exercised for any or all of those shares as fully vested shares of Stock, and (ii) all shares of Restricted Stock outstanding under the Plan which are not otherwise fully vested shall automatically accelerate so that all such shares of Restricted Stock shall, immediately upon the effective time of the Change in Control, become fully vested, free of all restrictions.

      11.2     Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee and expressly set forth in the agreement evidencing the Stock Option or Restricted Stock award, in the event of a Corporate Transaction, (i) each Stock Option outstanding under the Plan which is not otherwise fully vested or exercisable with respect to all of the shares of Stock at that time subject to such Stock Option shall automatically accelerate so that each such Stock Option shall, immediately prior to the effective time of the Corporate Transaction, become exercisable for all the shares of Stock at the time subject to such Stock Option and may be exercised for any or all of those shares as fully vested shares of Stock, and (ii) all shares of Restricted Stock outstanding under the Plan which are not otherwise fully vested shall automatically accelerate so that all such shares of Restricted Stock shall, immediately prior to the effective time of the Corporate Transaction, become fully vested, free of all restrictions.

      11.3     As used in the Plan, a “Change in Control” shall be deemed to have occurred if:

(a) Individuals who, as of January 24, 2003, constitute the entire Board (“Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of a majority of the then Incumbent Directors (other than an election or nomination of an individual whose assumption of office is the result of an actual or threatened election contest relating to the election of directors of the Company), also shall be an Incumbent Director; or

(b) Any Person (as defined below) other than a Permitted Holder (as defined below) shall become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate fifty percent (50%) or more of either (i) the then outstanding shares of Stock or (ii) the Combined Voting Power (as defined below) of all then outstanding Voting Securities (as defined below) of the Company; provided, however, that notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred for purposes of this clause (b) solely as the result of:

(A) An acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Stock beneficially owned by any Person to fifty percent (50%) or more of the shares of Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to fifty percent (50%) or more of the Combined Voting Power of all then outstanding voting securities; or

(B) An acquisition of securities directly from the Company, except that this Paragraph (B) shall not apply to:

(1) any conversion of a security that was not acquired directly from the Company; or

(2) any acquisition of securities if the Incumbent Directors at the time of the initial approval of such acquisition would not immediately after (or otherwise as a result of) such acquisition constitute a majority of the Board.

      11.4     As used in the Plan, “Corporate Transaction” means (a) any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company), or any sale, lease or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an “Acquisition Transaction”) where (i) the stockholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of (A) the then outstanding common stock of the corporation surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the “Surviving Corporation”) (or of its ultimate parent corporation, if any) and (B) the Combined Voting Power of the then outstanding Voting Securities of the Surviving Corporation (or of its ultimate parent corporation, if any) or (ii) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the board of directors of the Surviving Corporation (or of its ultimate parent corporation, if any) or (b) the liquidation or dissolution of the Company.

      11.5     For purposes of this Section 11:

(a) “Combined Voting Power” shall mean the aggregate votes entitled to be cast generally in the election of directors of a corporation by holders of the then outstanding Voting Securities of such corporation;

(b) “Permitted Holder” shall mean (i) the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (ii) to the extent they hold securities in any capacity whatsoever, Craig H. Neilsen and Ray Neilsen and their respective estates, spouses, heirs, ancestors, lineal descendants, stepchildren, legatees and legal representatives, and the trustees of any bona fide trusts of which one or more of the foregoing are the sole beneficiaries or grantors thereof and (iii) any Person controlled, directly or indirectly, by one or more of the foregoing Persons referred to in the immediately preceding clause (ii), whether through the ownership of voting securities, by contract, in a fiduciary capacity, through possession of a majority of the voting rights (as directors and/or members) of a not-for-profit entity, or otherwise;

(c) “Person” shall mean any individual, entity (including, without limitation, any corporation (including, without limitation, any charitable corporation or private foundation), partnership, limited liability company, trust (including, without limitation, any private, charitable or split-interest trust), joint venture, association or governmental body) or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that “Person” shall not include the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its majority-owned subsidiaries or any entity organized, appointed or established by the Company or such subsidiary for or pursuant to the terms of any such plan; and

(d) “Voting Securities” shall mean all securities of a corporation having the right under ordinary circumstances to vote in an election of the board of directors of such corporation.

      SECTION 12.     General Provisions.

      12.1     If the granting of any award under the Plan or the issuance, purchase or delivery of Stock thereunder shall require, in the determination of the Committee from time to time and at any time, (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or over-the-counter market or under any federal or state law or (ii) the consent or approval of any government regulatory body, then any such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions, if any, as shall be acceptable to the Committee. In addition, in connection with the granting or exercising of any award under the Plan, the Committee may require the recipient to agree not to dispose of any Stock issuable in connection with such award, except upon the satisfaction of specified conditions, if the Committee determines such agreement is necessary or desirable in connection with any requirement or interpretation of any federal or state securities law, rule or regulation.

      12.2     Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company, or of a Related Company, any right to continued employment, and no award under the Plan shall confer upon any director any right to continued service as a director.

      12.3     Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

      12.4     No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

      SECTION 13.     Effective Date of Plan.

      The Plan shall be effective upon the approval of the Plan by (i) the Board of Directors of the Company and (ii) the stockholders of the Company acting by a majority of the votes cast at a duly held meeting of stockholders at which a quorum representing at least a majority of the outstanding shares is, either in person or by proxy, present and voting on the Plan.

      The Plan was duly approved by the Board of Directors of the Company on December 8, 2000.

▼ DETACH PROXY CARD HERE ▼

1. Election of director

☐	AUTHORITY GIVEN to vote for the nominee listed below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for the nominee

(Instructions: To withhold authority to vote for the nominee, check the “WITHHOLD AUTHORITY” box above or strike a line through the nominee’s name below.)

Class A Director:      Larry A. Hodges

2.	Proposal to approve an amendment to the Company’s Amended and Restated 1999 Stock Incentive Plan to increase the number of shares available for issuance thereunder to 7,000,000.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof. Neither the Board of Directors nor management currently knows of any other business to be presented by or on behalf of the Company or the Board of Directors at the Meeting.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

I DO	☐	DO NOT	☐	EXPECT TO ATTEND THE MEETING.

Number of Persons:

Dated:	, 2005

(Please Print Name)

(Signature of Stockholder)

(Please Print Name)

(Signature of Stockholder)

Please date this Proxy and sign your name as it appears on your stock certificates. (Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

▼ Please Detach Here ▼

You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope

REVOCABLE PROXY

AMERISTAR CASINOS, INC.
ANNUAL MEETING OF STOCKHOLDERS — JUNE 17, 2005

The undersigned stockholder(s) of Ameristar Casinos, Inc. (the “Company”) hereby nominates, constitutes and appoints Craig H. Neilsen, Gordon R. Kanofsky and Thomas M. Steinbauer, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Ameristar Casinos, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Venetian Hotel, 3355 Las Vegas Blvd. South, Las Vegas, Nevada 89109, at 2:00 p.m. (local time) on Friday, June 17, 2005, and any and all adjournments or postponements thereof (the “Meeting”), with respect to the matters described in the accompanying Proxy Statement, and in their discretion, on such other matters that properly come before the Meeting, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

THE BOARD OF DIRECTORS RECOMMENDS (1) A VOTE OF “AUTHORITY GIVEN” FOR THE ELECTION OF THE NOMINEE AS DIRECTOR, AND (2) A VOTE OF “FOR” ON THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER TO 7,000,000. THIS PROXY CONFERS AUTHORITY TO VOTE AND SHALL BE VOTED “AUTHORITY GIVEN” FOR THE ELECTION OF THE NOMINEE AS DIRECTOR AND “FOR” SUCH OTHER PROPOSAL UNLESS OTHER INSTRUCTIONS ARE INDICATED, IN WHICH CASE THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE
REVOKED PRIOR TO ITS EXERCISE. PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY.